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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported) April 21, 1999

                              HUDSON UNITED BANCORP
                              ---------------------
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                                   ----------
                 (State or other jurisdiction of incorporation)

                 1-10699                       22-2405746
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        (Commission File Number)   (IRS Employer Identification No.)

               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
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                    (Address of principal executive offices)

                                (201) 236-2600
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             (Registrant's telephone number, including area code)

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Item 5.  Other Events
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         On April 21, 1999, HUBCO, Inc. amended its Certificate of Incorporation to: (i) change its name to Hudson United Bancorp, and (ii) increase the number of authorized shares of capital stock of the Company from 65,245,350 shares to 125,000,000 shares.

         The increase in authorized shares includes an increase in the authorized common stock from 54,636,350 shares to 100,000,000 shares and an increase in the authorized preferred stock from 10,609,000 shares to 25,000,000 shares.

         Each of the amendments was approved by a majority of the company's shareholders at its 1999 Annual Meeting of Shareholders held on April 21, 1999.

         Also on April 21, 1999, the company announced that it will list its shares on the New York Stock Exchange ("NYSE") beginning Monday, May 3, 1999. The company's shares will be traded on the NYSE under the symbol "HU".

         Hudson United Bancorp is a multi-state bank holding company with over 160 offices in New Jersey, New York and Connecticut. The company recently consolidated its three banking subsidiaries, Hudson United Bank, Lafayette American Bank, and Bank of the Hudson, into a single bank operating under the name Hudson United Bank.

         The company's Certificate of Incorporation, as changed to reflect the amendments, and a copy of the company's press release announcing the name change and listing of the company's shares on the NYSE are attached to this Form 8-K as exhibits.



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Item 7.  Exhibits
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         Exhibit 99.1    Certificate of Incorporation, reflecting all changes
                         made on or prior to April 21, 1999.

         Exhibit 99.2    Press Release dated April 21, 1999.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               HUBCO, INC.

                                           D. LYNN VAN BORKULO-NUZZO
Dated: April 21, 1999                 By: ____________________________
                                           D. Lynn Van Borkulo-Nuzzo,
                                           Executive Vice President